Exhibit 99.1

Oak Street Health Reports Fourth Quarter 2020 Financial Results

March 9, 2021 at 4:05pm Eastern Daylight Time

CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH) (the “Company”), a network of value-based, primary care centers for adults on Medicare, today reported financial results for its fourth quarter ended December 31, 2020.

“We are incredibly proud of the impact the Oak Street team made on our patients and communities in 2020 and the accompanied operational and financial results, and we could not be more excited to continue our performance in 2021 and beyond,” said Mike Pykosz, Chief Executive Officer of Oak Street Health. “In 2020, we delivered record revenue of $883 million, representing growth of 59%, despite significant challenges related to the COVID-19 pandemic. We opened a record 28 new centers during the year, including 12 in the fourth quarter, allowing us to bring our outstanding quality of care and patient experience to thousands of new older adults.  In addition to our rapid growth, we continued to innovate our care model to meet our patients’ needs during the pandemic, including deploying telehealth capabilities, mobilizing and providing last mile food delivery, offering free COVID-19 testing, and now operating clinics to vaccinate our patients and communities.  In what has been the most challenging year in the history of Oak Street Health, our results underscore the power of our model, the ingenuity and agility of our tenacious team, and our commitment to rebuild healthcare as it should be.”

Mr. Pykosz continued, “Our prospects for 2021 are equally appealing. Our center cohort performance continues to improve over time, with newer vintages ramping faster than the already strong center ramps from our earlier vintages. Based on our continued and consistent strong unit economics in 2020, we will accelerate our pace of new centers even further in 2021, with a goal of opening 38-42 additional centers, an increase from the expectations of 25-30 that we communicated following our initial public offering. As our communities continue to reopen, there is a tremendous opportunity to re-energize our community outreach model, which we believe positions us well to deliver a strong year of patient growth. While 2020 was a remarkable year, we are enthusiastic about all that we intend to accomplish in 2021, further enhancing our leading position in the value-based, primary care market.”

Fourth Quarter 2020 Financial Highlights

•	Total revenue was $248.7 million, up 43% year over year.
•	The Company cared for approximately 64,500 risk-based patients, representing 66% of its total patients.
•	Loss from operations[1] was $(90.7) million, compared to $(44.0) million in the fourth quarter of 2019.
•	Platform contribution[2] was $12.1 million, up 397% year over year.
•	Net loss[1] was $(90.7) million, compared to $(45.9) million in the fourth quarter of 2019.
•	Adjusted EBITDA[3] was $(43.5) million, compared to $(36.2) million in the fourth quarter of 2019.
•	As of December 31, 2020, the Company operated 79 centers[4], compared to 51 centers as of December 31, 2019.

Outlook for First Quarter and Fiscal Year 2021

[1]

Includes stock based and unit-based compensation of $43.0 million and $1.9 million as of the fourth quarter of 2020 and 2019, respectively. The majority of the increase is due to the modification of vesting terms related to the equity converted as part of the IPO and not incremental grants of equity.

[2]

Platform contribution is a non-GAAP financial measure that is presented as supplemental disclosure, defined as total revenues less the sum of (i) medical claims expense and (ii) cost of care, excluding depreciation and amortization. This measure is reconciled to loss from operations as the most directly comparable GAAP measure as set forth in the accompanying “Platform Contribution Reconciliation” section.

[3]

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define adjusted EBITDA as net loss, excluding other income (expense), taxes, depreciation and amortization, stock-based and unit-based compensation and transaction/ offering related costs.

[4]	Our 2020 year end center count includes the three locations associated with our Walmart partnership.

	Three Months Ending		Twelve Months Ending
	March 31, 2021		December 31, 2021
	Low	High	Low	High
	(dollars in millions)		(dollars in millions)
Centers	84	85	117	121
At-risk patients	74,500	75,000	105,000	110,000
Revenue	$280	285	$1,275	1,325
Adjusted EBITDA	$(25)	(20)	$(215)	(165)

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted. However, for fiscal year 2021, depreciation and amortization is expected to be $15.0 million.

Webcast and Conference Call

The Company will conduct a conference call Wednesday, March 10, 2021 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (833) 529-0224 for U.S. participants, or +1 (236) 389-2153 for international participants, and referencing participant code 6163985. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based, primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates more than 80 centers across Illinois, Michigan, Ohio, Pennsylvania, Texas, Indiana, North Carolina, Rhode Island, Tennessee, New York and Mississippi. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the fourth quarter and fiscal year 2020. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 expected to be filed with the SEC on March 10, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in thousands)

	As of December 31, 2020	As of December 31, 2019

ASSETS
Current assets:
Cash	$409,309	$33,987
Restricted cash	10,416	8,266
Other patient receivables, net	7,598	729
Capitated accounts receivable	248,902	167,429
Prepaid expenses	6,765	1,382
Other current assets	4,187	8,028
Total current assets	687,177	219,821

Long-term assets:
Property and equipment, net	78,791	67,396
Security deposits	1,339	1,494
Goodwill	9,634	9,634
Intangible assets, net	2,965	3,352
Other long-term assets	1,072	125

Total assets	$780,978	$301,822

LIABILITIES AND STOCKHOLDERS' EQUITY/MEMBERS' EQUITY
Current liabilities:
Accounts payable	$8,816	$10,757
Accrued compensation and benefits	31,969	28,610
Liability for unpaid claims	262,092	170,629
Other liabilities	12,612	11,001
Current portion of long-term debt	-	18,507
Total current liabilities	315,489	239,504

Long-term liabilities:
Deferred rent expense	13,532	12,901
Other long-term liabilities	28,739	10,816
Long-term debt, net of current portion	-	62,840

Total liabilities	357,760	326,061

Redeemable investor units	-	320,639

Stockholders' equity/members' deficit:
Members' capital	-	4,192
Common stock	241	-
Additional paid-in capital	971,781	-
Accumulated deficit	(555,843)	(354,355)
Total stockholders' equity/members' deficit allocated to the Company	416,179	(350,163)
Noncontrolling interests	7,039	5,285
Total stockholders' equity/members' deficit	423,218	(344,878)

Total liabilities, redeemable investor units and stockholders' equity/members' deficit	$780,978	$301,822

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended (unaudited)		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues:
Capitated revenue	$234,899	$168,453	$851,275	$539,909
Other patient service revenue	13,803	5,147	31,490	16,695
Total revenues	248,702	173,600	882,765	556,604

Operating expenses:
Medical claims expense	175,536	126,376	617,845	385,998
Cost of care, excluding depreciation and amortization	61,025	44,783	187,510	140,853
Sales and marketing	26,764	14,259	64,211	46,189
Corporate, general and administrative expenses	72,942	29,965	185,495	79,592
Depreciation and amortization	3,166	2,215	11,225	7,848
Total operating expenses	339,433	217,598	1,066,286	660,480

Loss from operations	(90,731)	(43,998)	(183,521)	(103,876)

Other income/(expense)
Interest expense, net	24	(1,962)	(8,712)	(5,651)
Other	4	25	156	84
Total other expense	28	(1,937)	(8,556)	(5,567)
Net loss	$(90,703)	$(45,935)	$(192,077)	$(109,443)

Net loss attributable to noncontrolling interests	3,589	1,429	4,087	1,581
Net loss attributable to the Company	$(87,114)	$(44,506)	$(187,990)	$(107,862)

Undeclared and deemed dividends	$-	$(7,649)	$(27,220)	$(29,371)
Net loss attributable to common stock/unitholders	(87,114)	(52,155)	(215,210)	(137,233)
Weighted average common stock outstanding - basic and diluted[5]	219,003,572	N/A	218,825,324	N/A
Net loss per share – basic and diluted	$(0.40)	N/A	$(0.55)	N/A

[5]

The Company analyzed the calculation of earnings per unit for the periods prior to the IPO (completed August 10, 2020) and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. Therefore, earnings per unit information has not been presented for the three and twelve-months ended December 31, 2019. The basic and diluted earnings per share for the three and twelve-months ended December 31, 2020 is applicable only for the period from August 10, 2020 to December 31, 2020, which is the period following the IPO and related restructuring transactions and presents the period that the Company had outstanding common stock.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	December 31, 2020	December 31, 2019
Cash flows from operating activities
Net loss	(192,077)	(109,443)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on debt and related issuance costs	4,432	1,353
Depreciation and amortization	11,225	7,848
Stock and unit-based compensation, net of forfeitures	77,431	3,729
Loss (gain) on disposal of fixed assets	-	-
Change in fair value of bifurcated derivative	152	(663)
Change in fair value of warrant obligation	-	-
Change in operating assets and liabilities:
Accounts receivable	(88,342)	(86,403)
Prepaid expenses and other current assets	(1,542)	(4,091)
Security deposits and other long-term assets	(42)	(155)
Accounts payable	(3,291)	3,782
Accrued compensation and benefits	3,359	15,448
Liability for unpaid claims	91,462	102,455
Other current liabilities	1,612	4,600
Other long-term liabilities	17,771	282
Deferred rent expense	631	5,712
Net cash used in operating activities	(77,219)	(55,546)

Cash flows from investing activities
Purchase of business	-	(166)
Purchase of promissory note	(750)	-
Purchases of property and equipment	(20,883)	(27,705)
Net cash used in investing activities	(21,633)	(27,871)

Cash flows from financing activities
Proceeds from initial public offering	377,343	-
Payments of underwriting fees, net of discounts and offering costs	(26,114)	-
Proceeds from long-term debt	-	49,457
Principal payments on long-term debt	(80,000)	-
End of term charge and prepayments for debt paydown	(5,779)	-
Proceeds from issuance of redeemable investor units	224,362	1,500
Capital contributions from minority interest partners	5,943	2,646
Capital distributions to minority interest partners	(102)	-
Tender Offer - Common Units	(19,393)	-
Tender Offer - Investor Units	-	-
Proceeds from exercise of warrants	-	-
Proceeds from exercise of options - Common Units	64	-
Proceeds from exercise of options - Investor Units	-	-
Net cash provided by financing activities	476,324	53,603

Net change in cash, cash equivalents and restricted cash	377,472	(29,814)
Cash, cash equivalents and restricted cash, beginning of period	42,253	72,067
Cash, cash equivalents and restricted cash, end of period	419,725	42,253

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Patient Contribution Reconciliation

Patient Contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Patient Contribution, for the three and twelve months ended December 31, 2020 and 2019.

	Three Months Ended		Twelve Months Ended
(dollars in thousands), (unaudited)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Loss from operations	$(90,731)	$(43,998)	$(183,521)	$(103,876)
Other patient service revenue	(13,803)	(5,147)	(31,490)	(16,695)
Cost of care, excluding depreciation and amortization	61,025	44,783	187,510	140,853
Sales and marketing	26,764	14,259	64,211	46,189
Corporate, general and administrative expenses	72,942	29,965	185,495	79,592
Depreciation and amortization	3,166	2,215	11,225	7,848
Patient contribution	$59,363	$42,077	$233,430	$153,911

Platform Contribution Reconciliation

Platform Contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Platform Contribution, for the three and twelve months ended December 31, 2020 and 2019.

	Three Months Ended		Twelve Months Ended
(dollars in thousands), (unaudited)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Loss from operations	$(90,731)	$(43,998)	$(183,521)	$(103,876)
Depreciation and amortization	3,166	2,215	11,225	7,848
Corporate, general and administrative	72,942	29,965	185,495	79,592
Sales and marketing	26,764	14,259	64,211	46,189
Platform contribution	$12,141	$2,441	$77,410	$29,753

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock and unit-based compensation expense, (ii) depreciation and amortization, (iii) other income, net and (iv) transaction and offering costs. Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBTIDA, for the three and twelve months ended December 31, 2020 and 2019.

	Three Months Ended		Twelve Months Ended
(dollars in thousands), (unaudited)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net loss	$(90,703)	$(45,935)	$(192,077)	$(109,443)
Interest expense and other income	(28)	1,937	8,556	5,567
Depreciation and amortization	3,166	2,215	11,225	7,848
Stock and unit-based compensation	42,971	1,895	78,612	4,099
Transaction / offering related costs	1,110	3,685	1,110	3,685
Adjusted EBITDA	$(43,484)	$(36,203)	$(92,574)	$(88,244)

Contacts

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Constantine Davides

(339) 970-2846

constantine.davides@westwicke.com